Exhibit 4.3

THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Instrument”), dated as of June 24, 2016, is by and among Memorial Production Partners LP, a Delaware limited partnership (the “Partnership”), Memorial Production Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”),  Wilmington Trust, National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Successor Trustee”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Resigning Trustee”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture (as defined below).

RECITALS

WHEREAS, pursuant to an Indenture dated as of July 17, 2014 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 30, 2015 (the “First Supplemental Indenture”, and together with the Original Indenture, as the same may be supplemented and amended or otherwise modified from time to time, the “Indenture”), entered into by the Issuers, certain Guarantors from time to time parties thereto and the Resigning Trustee, the Issuers issued $500,000,000.00 aggregate principal amount of its 6 7/8% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Issuers appointed the Resigning Trustee as the Trustee, Custodian, Registrar and Paying Agent under the Indenture;

WHEREAS, there is presently issued and outstanding $464,965,000.00 in aggregate principal amount of Notes;

WHEREAS, Section 7.08 of the Indenture provides that the Trustee may at any time resign by giving written notice of such resignation to the Issuers;

WHEREAS, the Resigning Trustee desires to resign as Trustee, Custodian, Registrar and Paying Agent under the Indenture, and the Issuers desire to appoint the Successor Trustee as Trustee, Custodian, Registrar and Paying Agent under the Indenture to succeed the Resigning Trustee in each of such capacities under the Indenture; and

WHEREAS, the Successor Trustee is willing to accept the appointment as Trustee, Custodian, Registrar and Paying Agent under the Indenture;

NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Acceptance of Resignation of Resigning Trustee; Appointment of Successor Trustee.  The Resigning Trustee hereby resigns as Trustee, Custodian, Registrar and Paying Agent under the Indenture. The Issuers accept the resignation of the Resigning Trustee as Trustee, Custodian, Registrar and Paying Agent under the Indenture.  The Issuers hereby appoint the Successor Trustee as Trustee, Custodian, Registrar and Paying Agent under the Indenture.  Pursuant to Sections 2.03 and 7.08 of the Indenture, the Issuers hereby acknowledge that, as of the Effective Date (as defined in Section 12 below), the Successor Trustee shall be the Trustee under the Indenture and shall hold all rights, powers, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture as Trustee, Custodian, Registrar and Paying Agent.  The Issuers shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest in and confirm to the Successor Trustee all the rights, powers, duties and obligations hereby assigned, transferred, delivered and confirmed to the Successor Trustee as Trustee, Custodian, Registrar and Paying Agent. The Issuers waive compliance with any applicable advance notice requirements for resignation and appointment of a successor trustee contained in the Indenture.

2.	Issuer Representations and Warranties. The Issuers each represent and warrant, as of the date hereof, to the Successor Trustee that:

a.	It is duly organized and validly existing under the laws of the State of Delaware;

b.	It has full power, authority, and right to execute, deliver and perform this Instrument;

c.

Each of the Original Indenture and First Supplemental Indenture was validly and lawfully executed and delivered by the Issuers and the Guarantors and is in full force and effect.  The current outstanding aggregate principal amount of the Notes is $464,965,000.00;

d.

There is no action, suit or proceeding pending or, to the best of the Issuers’ knowledge, threatened against the Issuers before any court or any governmental authority arising out of any act or omission of the Issuers under the Indenture;

e.

Assuming the accuracy of the representation made by the Successor Trustee in Section 4 hereof, all conditions precedent relating to the appointment of the Successor Trustee as Trustee, Custodian, Registrar and Paying Agent under the Indenture have been complied with by the Issuers, and such appointment is permitted by the Indenture;

f.	No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture;

g.	Except as set forth on Exhibit B hereto, the Indenture has not been supplemented and remains in full force and effect; and

h.

No covenant or condition contained in the Indenture has been waived by the Issuers, the Resigning Trustee or, to the knowledge of the Issuers, by the holders of the percentage in aggregate principal amount of Notes required by the Indenture to effect any such waiver.

3.	Resigning Trustee Representations and Warranties. The Resigning Trustee hereby represents and warrants, as of the date hereof, to the Successor Trustee that:

a.

No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or, to the knowledge of the Responsible Officer of the Resigning Trustee who is signing this Instrument, by the Holders of the percentage in aggregate principal amount of Notes required by the Indenture to effect any such waiver;

b.

There is no action, suit or proceeding pending or, to the knowledge of the Responsible Officer of the Resigning Trustee who is signing this Instrument, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee, Custodian, Registrar or Paying Agent under the Indenture;

c.	Resigning Trustee shall endeavor to deliver to Successor Trustee, as of or immediately after the Effective Date, to the extent available, all of the documents listed in Exhibit B hereto;

d.

The execution and delivery of this Instrument has been duly authorized by the Resigning Trustee, and this Instrument constitutes the Resigning Trustee’s legal, valid, binding and enforceable obligation;

e.	The Resigning Trustee certifies that $464,965,000.00 in principal amount of Notes is outstanding. Interest due on the Notes has been paid to February 1, 2016; and

f.	Except as set forth on Exhibit B hereto, the Indenture has not been supplemented and remains in full force and effect.

4.

Successor Trustee Representation and Warranty.  The Successor Trustee represents and warrants, as of the date hereof, to the Resigning Trustee and the Issuers that it is eligible to serve as Trustee under Section 7.10 of the Indenture.

5.

Assignment by Resigning Trustee.  Effective on the Effective Date, the Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys to the Successor Trustee, as Trustee, Custodian, Registrar and Paying Agent under the Indenture, all rights, powers, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture as Trustee, Custodian, Registrar and Paying Agent, and effective as of such date does hereby pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the Indenture, which amounts are zero.

6.

Acceptance by Successor Trustee. Effective on the Effective Date, the Successor Trustee accepts its appointment as Trustee, Custodian, Registrar and Paying Agent under the Indenture and shall assume said rights, powers, duties and obligations upon the terms and conditions set forth in the Indenture. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, the form of which is annexed hereto as Exhibit A, to be sent to the Issuers and each Holder of the Notes.

7.

Additional Documentation.  The Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, duties and obligations hereby assigned, transferred, delivered and conveyed, agrees, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required by the Successor Trustee.  On the Effective Date, the parties hereto agree to deliver to each other a certificate substantially in the form of Exhibit C attached hereto, with such changes as may be necessary to make the statements therein accurate.

8.	Choice of Laws. This Instrument shall be governed by the laws of the State of New York.

9.

Counterparts.  This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all counterparts shall constitute but one Instrument.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

10.

Patriot Act.The Issuers acknowledge that, in accordance with Section 326 of the USA Patriot Act, the Successor Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Successor Trustee.  The Issuers agree that they will provide the Successor Trustee with such information as it may reasonably request in order for it to satisfy the requirements of the USA Patriot Act.

11.	Notices. All notices, whether faxed or mailed, will be deemed received in accordance with Section 12.02 of the Indenture to the following:

TO THE SUCCESSOR TRUSTEE:

Wilmington Trust, National Association

Global Capital Markets

15950 North Dallas Parkway, Suite 550

Dallas, Texas 75248

Attention: Memorial Production Partners Administrator

Facsimile: (888) 316-6238

TO THE RESIGNING TRUSTEE:

U.S. Bank National Association

Global Corporate Trust Services

5555 San Filipe Street, 11th Floor

Houston, Texas 77056-2701

Attention: Steven Finklea, Vice President

Facsimile: (713) 235-9213

TO THE ISSUERS:

Memorial Production Partners LP

500 Dallas Street, Suite 1600

Houston, Texas 77002

Facsimile: (713) 490-8901

Attention: Chief Financial Officer

12.

Effectiveness.  This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on July 11, 2016, which is the date that is 10 business days after the date hereof (the “Effective Date”).

13.

Resigning Trustee Fees and Expenses.  This Instrument does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture. The Issuers acknowledge their obligations to Resigning Trustee set forth in Section 7.07 of the Indenture survive the Effective Date.

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IN WITNESS WHEREOF, the parties hereto have executed this Instrument as of the date set forth above.

Memorial Production Partners LP, as Issuer

By:  Memorial Production Partners GP LLC, its general partner

By: /s/ Robert L. Stillwell, Jr.

Name: Robert L. Stillwell, Jr.

   Its Vice President and Chief Financial Officer

Memorial Production Finance Corporation, as Issuer

By: /s/ Robert L. Stillwell, Jr.

Name: Robert L. Stillwell, Jr.

   Its Vice President and Chief Financial Officer

U.S. Bank National Association, as Resigning Trustee

By: /s/ Steven A. Finklea

Name: Steven A. Finklea, CCTS

   Its Vice President

Wilmington Trust, National Association, as Successor Trustee

By: /s/ Shawn Goffinet

Name: Shawn Goffinet

    Its Assistant Vice President

EXHIBIT A

Notice to Holders of Memorial Production Partners LP and Memorial Production Finance Corporation (the “Issuers”)

6 7/8% Senior Notes due 2022 (the “Notes”):

Cusip Numbers1: 586049 AE8

THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL HOLDERS OF THE SUBJECT NOTES.  IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES IN A TIMELY MANNER.

Reference is hereby made to that certain Indenture, dated as of July 17, 2014 (as supplemented, modified or amended from time to time, the “Indenture”), by and among the Issuers, each of the Guarantors named in the Indenture, and U.S. Bank National Association, as Trustee, pursuant to which the above-referenced Notes were issued and are outstanding.

NOTICE IS HEREBY GIVEN, pursuant to Section 7.08 of the Indenture that U.S. Bank National Association has resigned as Trustee, Custodian, Registrar and Paying Agent under the Indenture.

NOTICE IS HEREBY FURTHER GIVEN, pursuant to Section 7.08 of the Indenture, that the Issuers have appointed Wilmington Trust, National Association, whose corporate trust office is located at 15950 North Dallas Parkway, Suite 550, Dallas, Texas 75248, as Successor Trustee, Custodian, Registrar, and Paying Agent under the Indenture, and Wilmington Trust, National Association has accepted such appointment.

NOTICE IS HEREBY FURTHER GIVEN that U.S. Bank National Association’s resignation as Trustee, Custodian, Registrar and Paying Agent, and Wilmington Trust, National Association’s appointment as Trustee, Custodian, Registrar and Paying Agent were effective as of the opening of business on _______, 2016.

Dated:  ______, 2016

      Wilmington Trust, National Association,

as Successor Trustee

[1]

CUSIP numbers appearing herein have been included solely for the convenience of the Holders.  The Trustee assumes no responsibility for the selection or use of such numbers and makes no representation as to the correctness of the CUSIP numbers listed above.

EXHIBIT B

Documents to be delivered by Resigning Trustee to Successor Trustee as to the Indenture:

1.	Executed copy of the Indenture.
2.	Executed copy of the First Supplemental Indenture.
3.

Certified list of noteholders as of the Effective Date, certificate detail and all “stop transfers” and the reason for such “stop transfers” (or, alternatively, if there are a substantial number of registered noteholders, the computer tape reflecting the identity of such noteholders).

4.

Copies of any official notices sent by the Resigning Trustee to all the holders of the Notes pursuant to the terms of the Indenture during the past twelve months and a copy of the Resigning Trustee’s most recent annual report to Holders, if any.

5.	Original Global Notes.
6.	Such other non-confidential, unprivileged documents or information as the Successor Trustee may reasonably request on or after the Effective Date.

Exhibit C -- Form of Bring-Down Certificate

Reference is hereby made to that certain Instrument of Resignation, Appointment And Acceptance (the “Instrument”), dated as of June 24, 2016, by and among Memorial Production Partners LP, a Delaware limited partnership (the “Partnership”), Memorial Production Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”),  Wilmington Trust, National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Successor Trustee”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Resigning Trustee”) relating to the Issuers’ 6 7/8% Senior Notes due 2022. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Instrument.

In connection with the Effective Date of the succession contemplated in the Instrument, each of the parties hereby makes the following certification applicable to it:

1.  Each of the Issuers hereby certifies to Successor Trustee that the representations and warranties set forth in Section 2 of the Instrument are true and correct as of the date hereof, except that the outstanding principal amount of the Notes is $__________.

2.  The Resigning Trustee hereby certifies to Successor Trustee that the representations and warranties set forth in Section 3 of the Instrument are true and correct as of the date hereof, except that the outstanding principal amount of the Notes is $__________.

3.  The Successor Trustee hereby certifies to the Issuers and Resigning Trustee that the representations and warranties set forth in Section 4 of the Instrument are true and correct as of the date hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Certificate as of July 11, 2016.

Memorial Production Partners LP, as Issuer

By:  Memorial Production Partners GP LLC, its general partner

By___________________________________

Name: _________________________________

   Its__________________________________

Memorial Production Finance Corporation, as Issuer

By___________________________________

Name: _________________________________

   Its__________________________________

U.S. Bank National Association, as Resigning Trustee

By___________________________________

Name: _________________________________

   Its__________________________________

Wilmington Trust, National Association, as Successor Trustee

By__________________________________

Name: _________________________________

    Its__________________________________